UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 28, 2010

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15317	98-0152841
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, CA 92123

(Address of principal executive offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Adoption of ResMed Inc. Deferred Compensation Plan

On May 28, 2010, the Board of Directors of ResMed Inc. (the “Company”) adopted the ResMed Inc. Deferred Compensation Plan (the “Plan”). The Plan is an unfunded nonqualified deferred compensation plan designed to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and incentive compensation. The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Eligible employees selected to participate in the Plan may elect to defer a portion of their base salary, bonus, commissions and other specified compensation. The amounts deferred under the Plan represent an unsecured general obligation of the Company to make payments to the participant at some time in the future. Amounts deferred under the Plan will be credited to bookkeeping accounts maintained by the Company for each participant and will be credited with earnings, gains, or losses based on certain investment options chosen by the participant. These investments options are to be used for measurement purposes only and amounts deferred under the Plan will not represent any actual investment made on the participant’s behalf by the Company. The amount that the Company is required to pay under the Plan is equal to the elective deferrals made by the participant, as adjusted for these hypothetical gains or losses. The Company may make discretionary contributions to participant accounts in such amounts and at such times as are determined by the Company from time to time in its sole discretion, including restoration matching contributions that are intended to restore the matching contributions lost under the Company’s 401(k) plan as a result of deferrals under the Plan.

The amounts payable to participants under the Plan are distributed in accordance with the distribution provisions of the Plan. Distributions can not be made prior to the distribution dates specified by the participants, other than withdrawals made in the event of a Participant’s “unforeseeable emergency”, as defined in the Plan. Participants may elect to receive distributions while they are employed by the Company or upon their separation of service. Separate from service distributions are payable in a lump sum cash payment or in annual installments of cash over a ten-year period, or a partial lump sum with the balance paid in annual installments, according to the participant’s election. In-service distributions may be made in a single lump sum cash payment or in annual installments of cash over a period of up to five years, according to the participant’s election. Amounts retained in the participant’s account during the payout period continue to earn hypothetical gains and are subject to hypothetical losses.

The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no such action shall reduce a participant’s account under the Plan. This summary of the terms of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, which is filed hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits:	Description of Document

10.1	ResMed Inc. Deferred Compensation Plan

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: May 28, 2010	By:	/s/ DAVID PENDARVIS
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel and
Senior Vice President – Organizational Development